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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY

         Name                                                         Jurisdiction
         ----                                                         ------------

  Turtledove Acquisition Corp.                                     Virginia

  Harper and Shuman, Inc.                                          Massachusetts

  Arch Acquisition Corp.                                           Virginia

  Deltek Systems (Philippines), Ltd.                               Virginia

  Deltek Systems (UK) Limited                                      United Kingdom